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                                                                Exhibit 10.15

                 SECOND AMENDMENT TO AGREEMENT BETWEEN CHRYSALIS
                          BIOTECHNOLOGY AND ORTHOLOGIC

         This Second Amendment ("Second Amendment") to Agreement dated December 31, 1997 (the "Agreement") is entered into effective as of the sixth day of July, 2001, by and between ORTHOLOGIC CORP., a Delaware corporation having a principal place of business at 1275 West Washington Street, Tempe, Arizona 85281 ("OrthoLogic") and CHRYSALIS BIOTECHNOLOGY, INC., a Delaware corporation, having a principal place of business at 2200 Market, Suite 600, Galveston, Texas 77550 ("Chrysalis").

         WHEREAS, OrthoLogic and Chrysalis are parties to the above-referenced Agreement (as amended by Letters of Amendment dated September 23, 1998 and January 21, 1999, hereafter referred to as the "Agreement"), which Agreement provided OrthoLogic with certain rights and options to license certain technology from Chrysalis;

         WHEREAS, OrthoLogic and Chrysalis entered into the Marketing and Distribution Agreement as of January 19, 1998 and an amendment to the Agreement effective July 12, 2000 (the "First Amendment"), which First Amendment expanded certain territories and markets and provided certain other rights to OrthoLogic in exchange for certain agreements; and

         WHEREAS, it is the desire of OrthoLogic and Chrysalis to amend certain other aspects of the rights relating to the Orthopedic Soft Tissue Indications and International Rights, as defined in the Agreement, as amended, and extend certain deadlines for OrthoLogic relating to its obligation to obtain a Marketing Partner, as defined in the Agreement, as amended, all on the terms contained herein;

         NOW, THEREFORE, in consideration of the above and the agreements provided herein, the parties hereby agree to amend the Agreement, as previously amended, as follows:

         Section 1. Option Fee. OrthoLogic hereby agrees to pay to Chrysalis the sum of $1,000,000 (U.S.), on or before July 6, 2001 (the "Option Fee"), which Option Fee shall be made in immediately available funds and paid to the account designated by Chrysalis herein:

                  Mellon Bank
                  Pittsburgh, PA
                  ADA #043000261
                  FBO Merrill Lynch Acct. #101173012
                  For credit to Chrysalis BioTechnology Acct #51807463

Such Option Fee shall be nonrefundable by Chrysalis and shall constitute full payment for the rights granted to OrthoLogic in this Second Amendment.

         Section 2. Exercise of International Rights. In consideration of the payment of the Option Fee pursuant to the terms of Section 1 of this Second Amendment, and the other agreements contained in this Second Amendment, OrthoLogic and Chrysalis hereby agree that Section 2.11.2 of the Agreement is hereby deleted, and in lieu thereof, the following is inserted:

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                  "2.11.2. OrthoLogic shall obtain a marketing and distribution partner with worldwide sales capabilities prior to NDA filing in the United States or equivalent filing in Europe or Asia, whichever is earlier, and will use its Reasonable Best Efforts to expedite the filing of the NDA in the United States and make the equivalent filing in Europe and Asia. For purposes of this Second Amendment, the term "Reasonable Best Efforts" shall mean best efforts in accordance with reasonable commercial practice."

         Section 3. Amendment to Spinal Fusion Terms. Section IV(e)(v)(2) of the Agreement is hereby modified by deleting the words, "If within fifteen (15) months of signing the Amendment," and replacing them as follows "If by December 31, 2001,".

         Section 4. Amendment to International Rights. Section IV(e)(vii) of the Agreement is hereby amended by inserting the phrase ", alone or in conjunction with," in lieu of the word "and" in the second line thereof; inserting the word "Best" immediately following the word "Reasonable" in the second line thereof; and deleting the phrase "(if exercising its option)" from the fourth line thereof.

         Section 5. Orthopedic Soft Tissue Exercise. In consideration of the payment of the Option Fee pursuant to the terms of Section 1 of this Second Amendment, and the other agreements contained in this Second Amendment, OrthoLogic and Chrysalis hereby agree that the Option granted to OrthoLogic in
Section IV(e)(vi) of the Agreement for the Orthopedic Soft Tissue Indications is hereby exercised, and OrthoLogic hereby agrees to assume the related obligations contained in Section IV(e)(vi) of the Agreement, except that both OrthoLogic and Chrysalis agree to delay the requirement contained therein that OrthoLogic shall have secured a Marketing Partner by the date specified therein. The parties agree that OrthoLogic shall obtain a Marketing Partner prior to NDA filing in the United States or equivalent filing in Europe or Asia, whichever is earlier, and that OrthoLogic will use its Reasonable Best Efforts to expedite the NDA or equivalent filling to the greatest extent practicable.

         Section 6. Right to Audit. In connection with the provisions contained in this Second Amendment, Chrysalis shall have the right to review and audit the activities and records of OrthoLogic relating to OrthoLogic's obligations to use its Reasonable Best Efforts to make such filings and obtain such approvals, in order to assure itself that OrthoLogic has complied therewith. Such right may be exercised at such times as Chrysalis shall reasonably request.

         Section 7. No Other Changes. Except as amended hereby, all of the terms and conditions of the Agreement and all of the definitions contained therein shall remain unchanged and unaffected by this Second Amendment.

         Section 8. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date set out above, to be effective upon receipt by Chrysalis of the Option Fee provided in Section 1 above.

                                            ORTHOLOGIC CORP.

                                            By: /s/ Tom Trotter
                                                --------------------------------
                                                Tom Trotter, President

                                            CHRYSALIS BIOTECHNOLOGY, INC.

                                            By: /s/ Darrell H. Carney
                                                -------------------------------
                                                Darrell H. Carney, President

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